Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com







FOR FURTHER INFORMATION:
AT THE COMPANY:                                INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                 Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                           (208) 241-3704 Voice
(702) 794-9442 Fax                             (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                  Email:   etruax@aol.com


FOR IMMEDIATE RELEASE


            RIVIERA TO HOST THIRD QUARTER CONFERENCE CALL OCTOBER 23


            LAS VEGAS, NV - October 16, 2001 - In conjunction with the release of its third quarter financial results, the management of Riviera Holdings Corporation (AMEX: RIV) invites you to listen to its conference call live over the Internet on Tuesday, October 23, 2001 at 2 p.m. EST. The conference will be hosted by Mr. Bill Westerman, chairman and chief executive officer of Riviera Holdings, with additional presentations by Mr. Duane Krohn, chief financial officer, Mr. Bob Vannucci, president of Riviera Las Vegas, and Mr. Ron Johnson, president of Riviera Black Hawk.

WHAT:       Riviera Holdings Corporation's Third Quarter Conference

WHEN:       Tuesday, October 23 at 2 pm EST

WHERE:      http://www.theriviera.com or http://www.vcall.com
            -------------------------    --------------------

REPLAY INFORMATION:     Available  through  www.theriviera.com  or  by  calling
800-428-6051, passcode 213743. The telephone replay runs from October 23 at 5 pm EST through October 27 at 5 pm EST.

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.